UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

Harry’s Trucking, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15981 Yarnell Street, #225 Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818)_939-1049

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

HARRY’S TRUCKING, INC.

August 29, 2008

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 29, 2008, we effected a 26-for-1 forward stock split of our outstanding common stock in the form of a stock distribution. As a result of the forward stock split, each holder of record of a certificate for one or more shares of common stock as of August 29, 2008, will receive as soon as practicable, a certificate or certificates representing 25 additional shares of common stock for every one share of common stock held by that holder.

The additional capital stock required to effect the forward stock split was previously authorized by our filing on August 19, 2008, of a Certificate of Amendment of the Certificate of Incorporation, as previously reported in a current report on Form 8-K filed with the SEC on August 22, 2008. The Certificate of Amendment of the Certificate of Incorporation is filed as Exhibit 3.1 to this current report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Harry’s Trucking, Inc., filed with the Delaware Secretary of State on August 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARRY’S TRUCKING, INC.

Date: August 29, 2008	By:	/s/ Haris Tajyar
Haris Tajyar
President and Chief Executive Officer